Exhibit 3.9
STATE OF SOUTH CAROLINA
SECRETARY OF STATE
ARTICLES OF AMENDMENT
     Pursuant to §Section 33-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:
1.	The name of the corporation is ECS, Inc.

2.	On August 20, 1996, the corporation adopted the following Amendment(s) of its Articles of Incorporation:
     RESOLVED, that the Articles of Incorporation of the Corporation be amended to change the capital structure by raising the amount of authorized Common Stock from 10,000,000 shares to 20,000,000 at $.01 par value.
3.	The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert “not applicable” or “NA”).
NOT APPLICABLE
4.	Complete either a or b, whichever is applicable.

a.	☑	Amendment(s) adopted by shareholder action. At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

	Number of	Number of	Number of Votes	Number of Undisputed*
Voting	Outstanding	Votes Entitled	Represented at the	Shares Voted
Group	Shares	to be Cast	Meeting	For	Against
Common	6,991,051	6,991,051	5,943,786	5,353,248	516,734
abstained 73,804

*NOTE:		Pursuant to Section 33-10-106(6)(i), the corporation can alternatively state the total number of undisputed shares cast for the amendment by each voting group together with a statement that the number of votes cast for the amendment by each voting group was sufficient for approval by that voting group.

b.	☐	The Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to §33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code as amended, and shareholder action was not required.

5.	Unless a delayed date is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State.

Date: September 13, 1996		ECS, Inc.

(Name of Corporation)

By:

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STATE OF SOUTH CAROLINA
SECRETARY OF STATE
ARTICLES OF AMENDMENT
     Pursuant to §Section 33-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:
1.	The name of the corporation is ECS, Inc.

2.	On May 29, 1997, the corporation adopted the following Amendment(s) of its Articles of Incorporation:
See Exhibit A
3.	The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert “not applicable” or “NA”).
Not Applicable
4.	Complete either a or b, whichever is applicable.

a.	☑	Amendment(s) adopted by shareholder action:

	Number of	Number of	Number of Votes	Number of Undisputed
Voting	Outstanding	Votes Entitled	Represented at	Shares Voted
Group	Shares	to be Cast	the Meeting	For	Against
Common Stock
Item 1	6,977,848	6,977,848	6,061,101	5,981,567	65,934
Item 2	6,977,848	6,977,848	6,061,101	5,623,764	423,737
Item 3	6,977,848	6,977,848	6,061,101	5,797,336	250,165
Item 4	6,977,848	6,977,848	6,061,101	5,680,319	345,781
Item 5	6,977,848	6,977,848	6,061,101	5,728,677	329,773
Item 6	6,977,848	6,977,848	6,061,101	5,724,957	317,063
Item 7	6,977,848	6,977,848	6,061,101	5,929,063	132,038

b.	☐	The Amendment(s) was duly adopted by unanimous action of the board of directors without shareholder approval pursuant to §33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code as amended, and shareholder action was not required.
5.	The effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State.

Date: June 6, 1997		ECS, INC.

(Name of Corporation)

By:

FILING INSTRUCTIONS
6.	Two copies of this form, the original and either a duplicate original or a conformed copy, must be filed.

7.	If the space in this form is insufficient, please attach additional sheets containing a reference to the appropriate paragraph in this form.

8.	Filing fees and taxes payable to the Secretary of State at the time of filing application.

Filing Fee	$10.00
Filing tax	100.00
Total	$110.00

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EXHIBIT A
Stock Increase Amendment
(Item 1)
The Company shall be authorized to issue up to one hundred million (100,000,000) shares of common stock, par value $.01 per share.
Preferred Stock Amendment
(Item 2)
The Company shall be authorized to issue up to twenty million (20,000,000) shares of preferred stock. The relative rights, preferences and limitations of such preferred stock shall be determined by the Company’s Board of Directors in its sole discretion. The Company’s Board of Directors shall have the sole authority to issue shares of such preferred stock to whomever and for whatever purposes it, in its sole discretion, deems appropriate. The Board is expressly authorized to divide such preferred shares into separate series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series. Each share of each series of serial preferred stock shall have the same relative rights as, and be identical in all respects with, all the other shares of the same series. Among other things, the Board may designate the following variations among any of the various series of preferred stock without further action of the shareholders of the Company: (a) the distinctive serial designation and the number of shares constituting such series; (b) the dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s), the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends; (c) the voting powers, full or limited, if any, of shares of such series; (d) whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which, such shares may be redeemed; (e) the amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Company; (f) whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund; (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the Company and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange; (h) the price or other consideration for which the shares of such series shall be issued; and (i) whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.
Staggered Board Amendment
(Item 3)
When the Board of Directors shall consist of six (6) or more members, in lieu of electing the whole number of Directors annually, the Directors shall be divided by the Board into three classes, each class to be as nearly equal in number as possible. The term of office of Directors of the first class shall expire at the first annual meeting of shareholders after their election, that of the second class shall expire at the second annual meeting after their election, and that of the third class shall expire at the end of the third annual meeting after their election. At each annual meeting after such classification the number of Directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. A Director may be removed from office prior to

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the expiration of such Director’s term only for cause and only if such removal is approved by affirmative vote of the Company’s outstanding Common Stock.
Cumulative Voting Amendment
(Item 4)
No shareholder shall have any statutory right to cumulate votes with respect to election of directors.
Board Liability Proposal
(Item 5)
A director of the Company shall not be personally liable to the Company or any of its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not be deemed to eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involved gross negligence, intentional misconduct, or a knowing violation of law, (iii) imposed under Section 33-8-330 of the South Carolina Business Corporation Act of 1988 (improper distribution to shareholder), or (iv) for any transaction from which the director derived an improper personal benefit. This amendment will become effective immediately upon the Company’s meeting one or more of the requirements set forth in such statute.
Supermajority Amendment
(Item 6)
The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding stock of the corporation entitled to vote shall be required for approval if (i) the Company merges or consolidates with any other corporation, or if (ii) the Company sells or exchanges all or a substantial part of its assets to or with such other corporation, or if (iii) the Company issues or delivers any stock or other securities of its issue in exchange or payment for any properties or assets of such other corporation or securities issued by such other corporation, or in a merger of any affiliate of the Company with or into such other corporation or any of its affiliates; provided, however, that the foregoing shall not apply to any such merger, consolidation, sale or exchange, or issuance or delivery of stock or other securities which was approved by the affirmative vote of not less than eighty percent (80%) of the directors, nor shall it apply to any such transaction solely between the Company and another corporation fifty percent (50%) or more of the voting stock of which is owned by the Company. For the purposes hereof, an “affiliate” is any person (including a corporation, partnership, trust, estate or individual) who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise; and, in computing the percentage of outstanding voting stock beneficially owned by any person, the shares outstanding and the shares owned shall be determined as of the record date fixed to determine the shareholders entitled to vote or express consent with respect to such proposal. The shareholder vote, if any, required for mergers, consolidations, sales or exchanges of assets or issuances of stock or other securities not expressly provided for in these Articles of Incorporation, shall be such as may be required by applicable law. A “substantial part” of the corporation’s assets shall mean assets the book value of which constitutes more than twenty percent (20%) of the book value, or the fair market value of which constitutes more than twenty percent (20%) of the fair market value, of the total assets of the corporation and its subsidiaries taken as a whole.

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Relevant Factors Amendment
(Item 7)
The Board of Directors, when evaluating any offer of another party to (i) make a tender or exchange offer for any equity security of the Company, (ii) merge or consolidate the Company with another corporation, or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Company, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Company and its shareholders, give due consideration to (x) all relevant factors, including without limitation the social, legal, environmental and economic effects on the employees, customers, suppliers and other constituencies of the Company and its subsidiaries, on the communities and geographical areas in which the Company and its subsidiaries operate or are located and on any of the businesses and properties of the Company or any of its subsidiaries, as well as such other factors as the directors deem relevant, and (y) not only the consideration being offered, in relation to the then-current market price for the Company’s outstanding shares of capital stock, but also in relation to the then-current value of the Company in a freely negotiated transaction and in relation to the Board’s estimate of the future value of the Company (including the unrealized value of its properties and assets) as an independent going concern.

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STATE OF SOUTH CAROLINA
SECRETARY OF STATE
NOTICE OF CHANGE OF REGISTERED OFFICE
OR REGISTERED AGENT OR BOTH
OF A SOUTH CAROLINA
OR FOREIGN CORPORATION
     Pursuant to Sections 33-5-102 and 33-15-108 of the 1976 South Carolina Code, as amended, the undersigned corporation submits the following information.
1.	The name of the corporation is ECS, INC.

2.	The corporation is (complete either a or b, whichever is applicable):
a.	☑ a domestic corporation incorporated in South Carolina on August 3, 1978; or

b.	☐ a foreign corporation incorporated in on , and (State)
                (Date)

authorized to do business in South Carolina on                                         .

                (Date)
3.	The street address of the current registered office in South Carolina is One Independence Pointe.

(Street & Number)

in the city of Greenville, South Carolina 29615.

(Zip Code)

4.	If the current registered office is to be changed, the street address to which its registered office is to be changed is in the city

(Street & Number)

of , South Carolina

(Zip Code)

5.	The name of the present registered agent is Thomas L. McAbee.

6.	If the current agent is to be changed, the name of the successor registered agent is James R. Sobeck.

* I hereby consent to the appointment as registered agent of the corporation:

(signature of New Registered Agent)
7.	The address of the registered office and the address of the business office of the registered agent, as changed, will be identical.

8.	This application will be effective upon acceptance for filing by the Secretary of State.

Dated this 30th day of June 1997.	ECS, INC.

(Name of Corporation)

By:

(Type or Print Name and Title)
FILING INSTRUCTIONS
1.	Two copies of this form, the original and either a duplicate original or a conformed copy, must be filed.

2.	Filing Fees (payable to the Secretary of State at the time of filing this document) — $10.00.

3.	Pursuant to Section 33-5-102(b), the registered agent can file this form when the only change is changing the street address of the registered office. In this situation, the following statement should be typed on the form above the registered agent’s signature: “The corporation has been notified of this change.”
Form Approved by South Carolina
Secretary of State 1/90

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STATE OF SOUTH CAROLINA
SECRETARY OF STATE
ARTICLES OF AMENDMENT
     Pursuant to Sections 33-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:
1.	The name of the corporation is ECS, Inc.

2.	On August 14, 1997 the corporation adopted the following Amendments to its Articles of Incorporation:
     “Resolved, that the name of the corporation shall be changed from ECS, Inc. to Enterprise Computer Systems, Inc.”
3.	The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert “not applicable” or “NA”).
Not Applicable
4.  Complete either a or b, whichever is applicable.

a.	☑	Amendment(s) adopted by shareholder action:

	Number of	Number of	Number of Votes	Number of Undisputed
Voting	Outstanding	Votes Entitled	Represented at	Shares Voted
Group	Shares	to be Cast	the Meeting	For	Against
Common Stock	6,977,848

b.	☐	The Amendment(s) was duly adopted by the unanimous action of the board of directors without shareholder approval pursuant to §33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code as amended, and shareholder action was not required.
5.	The effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State.

Date: August 14, 1997		ECS, INC.
(Name of Corporation)
By:

FILING INSTRUCTIONS
1.	Two copies of this form, the original and either a duplicate original or a conformed copy, must be filed.

2.	If the space in this form is insufficient, please attach additional sheets containing a reference to the appropriate paragraph in this form.

3.	Filing fees and taxes payable to the Secretary of State at the time of filing application.

Filing Fee	$10.00
Filing tax	100.00
Total	$110.00

EXHIBIT A
Stock Increase Amendment
(Item 1)
The Company shall be authorized to issue up to one hundred million (100,000,000) shares of common stock, par value $.01 per share.
Preferred Stock Amendment
(Item 2)
The Company shall be authorized to issue up to twenty million (20,000,000) shares of preferred stock. The relative rights, preferences and limitations of such preferred stock shall be determined by the Company’s Board of Directors in its sole discretion. The Company’s Board of Directors shall have the sole authority to issue shares of such preferred stock to whomever and for whatever purposes it, in its sole discretion, deems appropriate. The Board is expressly authorized to divide such preferred shares into separate series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series. Each share of each series of serial preferred stock shall have the same relative rights as, and be identical in all respects with, all the other shares of the same series. Among other things, the Board may designate the following variations among any of the various series of preferred stock without further action of the shareholders of the Company: (a) the distinctive serial designation and the number of shares constituting such series; (b) the dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s), the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends; (c) the voting powers, full or limited, if any, of shares of such series; (d) whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which, such shares may be redeemed; (e) the amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Company; (f) whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund; (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the Company and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange; (h) the price or other consideration for which the shares of such series shall be issued; and (i) whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.
Staggered Board Amendment
(Item 3)
When the Board of Directors shall consist of six (6) or more members, in lieu of electing the whole number of Directors annually, the Directors shall be divided by the Board into three classes, each class to be as nearly equal in number as possible. The term of office of Directors of the first class shall expire at the first annual meeting of shareholders after their election, that of the second class shall expire at the second annual meeting after their election, and that of the third class shall expire at the end of the third annual meeting after their election. At each annual meeting after such classification the number of Directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. A Director may be removed from office prior to the expiration of such Director’s term only for cause and only if such removal is approved by affirmative vote of the Company’s outstanding Common Stock.
Cumulative Voting Amendment
(Item 4)
No shareholder shall have any statutory right to cumulate votes with respect to election of directors.
Board Liability Proposal
(Item 5)
A director of the Company shall not be personally liable to the Company or any of its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not be deemed to eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involved gross negligence, intentional misconduct, or a knowing violation of law, (iii) imposed under Section 33-8-330 of the South Carolina Business Corporation Act of 1988 (improper distribution to shareholder), or (iv) for any transaction from which the director derived an improper personal benefit. This amendment will become effective immediately upon the Company’s meeting one or more of the requirements set forth in such statute.
Supermajority Amendment
(Item 6)
The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding stock of the corporation entitled to vote shall be required for approval if (i) the Company merges or consolidates with any other corporation, or if (ii) the Company sells or exchanges all or a substantial part of its assets to or with such other corporation, or if (iii) the Company issues or delivers any stock or other securities of its issue in exchange or payment for any properties or assets of such other corporation or securities issued by such other corporation, or in a merger of any affiliate of the Company with or into such other corporation or any of its affiliates; provided, however, that the foregoing shall not apply to any such merger, consolidation, sale or exchange, or issuance or delivery of stock or other securities which was approved by the affirmative vote of not less than eighty percent (80%) of the directors, nor shall it apply to any such transaction solely between the Company and another corporation fifty percent (50%) or more of the voting stock of which is owned by the Company. For the purposes hereof, an “affiliate” is any person (including a corporation, partnership, trust, estate or individual) who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise; and, in computing the percentage of outstanding voting stock beneficially owned by any person, the shares outstanding and the shares owned shall be determined as of the record date fixed to determine the shareholders entitled to vote or express consent with respect to such proposal. The shareholder vote, if any, required for mergers, consolidations, sales or exchanges of assets or issuances of stock or other securities not expressly provided for in these Articles of Incorporation, shall be such as may be required by applicable law. A “substantial part” of the corporation’s assets shall mean assets the book value of which constitutes more than twenty percent (20%) of the book value, or the fair market value of which constitutes more than twenty percent (20%) of the fair market value, of the total assets of the corporation and its subsidiaries taken as a whole.

Relevant Factors Amendment
(Item 7)
The Board of Directors, when evaluating any offer of another party to (i) make a tender or exchange offer for any equity security of the Company, (ii) merge or consolidate the Company with another corporation, or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Company, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Company and its shareholders, give due consideration to (x) all relevant factors, including without limitation the social, legal, environmental and economic effects on the employees, customers, suppliers and other constituencies of the Company and its subsidiaries, on the communities and geographical areas in which the Company and its subsidiaries operate or are located and on any of the businesses and properties of the Company or any of its subsidiaries, as well as such other factors as the directors deem relevant, and (y) not only the consideration being offered, in relation to the then-current market price for the Company’s outstanding shares of capital stock, but also in relation to the then-current value of the Company in a freely negotiated transaction and in relation to the Board’s estimate of the future value of the Company (including the unrealized value of its properties and assets) as an independent going concern.

STATE OF SOUTH CAROLINA
SECRETARY OF STATE
RESTATED ARTICLES OF INCORPORATION
     Pursuant to Section 33-10-107 of the 1976 South Carolina Code, as amended, the corporation hereby submits the information:
1.	The name of the Corporation is Enterprise Computer Systems, Inc.

2.	If the name of the Corporation has ever been changed, all of its former names:
(a)	AID-IN-MANAGEMENT, INC.

(b)	ECS, Inc.
3.	The original articles of incorporation were filed on August 3, 1978.

4.	The registered office of the Corporation is One Independence Pointe, in the city of Greenville, South Carolina 29615, and the registered agent at such address is James R. Sobeck.

5.	The Corporation is authorized to issue shares of stock as follows:

a.	☐	If the corporation is authorized to issue a single class of shares, the total number of shares authorized.

b.	☑	The Corporation is authorized to issue more than one class of shares:

Class of Shares	Authorized No. of Each Class
Common Stock, par value $0.01	100,000,000 shares

Preferred Stock	20,000,000 shares

          The relative rights, preferences, and limitations of the shares of each class, and of each series within a class, are as follows:
(1)	Each share of Common Stock shall be entitled to one vote per share on all matters to be submitted to shareholders of the Corporation.

(2)	The Company shall be authorized to issue up to twenty million (20,000,000) shares of preferred stock. The relative rights, preferences and limitations of such preferred stock shall be determined by the Company’s Board of Directors in its sole discretion. The Company’s Board of Directors shall have the sole authority to issue shares of such preferred stock to whomever and for whatever purposes it, in its sole discretion, deems appropriate. The Board is expressly authorized to divide such preferred shares into separate series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series. Each share of each series of serial preferred stock shall have the same relative rights as, and be identical in all respects with, all the other shares of the same series. Among other things, the Board may designate the following variations among any of the various series of preferred stock without further action of the shareholders of the Company:
(a) the distinctive serial designation and the number of shares constituting such series; (b) the dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s), the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends; (c) the voting powers, full or limited, if any, of shares of such series; (d) whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which, such shares may be redeemed; (e) the amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Company; (f) whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund; (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the association and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange; (h) the price or other consideration for which the shares of such series shall be issued; and (i) whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.
6.	The optional provisions which the corporation elects to include in the articles of incorporation are as follows (See § 35-2-221 of the South Carolina Code):
(a)	No holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preemptive right to subscribe for, purchase or receive any shares of the Corporation of any class, now or hereafter authorized, or any option or warrant for such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation.

(b)	When the Board of Directors shall consist of six (6) or more members, in lieu of electing the whole number of Directors annually, the Directors shall be divided by the Board into three classes, each class to be as nearly equal in number as possible. The term of office of Directors of the first class shall expire at the first annual meeting of shareholders after their election, that of the second class shall expire at the second annual meeting after their election, and that of the third class shall expire at the end of the third annual meeting after their election. At each annual meeting after such classification the number of Directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. A Director may be removed from office prior to the expiration of such Director’s term only for cause and only if such removal is approved by affirmative vote of the Company’s outstanding Common Stock.

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(c)	No shareholder shall have any statutory right to cumulate votes with respect to election of directors.

(d)	The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding stock of the corporation entitled to vote shall be required for approval if (i) the Company merges or consolidates with any other corporation, or if (ii) the Company sells or exchanges all or a substantial part of its assets to or with such other corporation, or if (iii) the Company issues or delivers any stock or other securities of its issue in exchange or payment for any properties or assets of such other corporation or securities issued by such other corporation, or in a merger of any affiliate of the Company with or into such other corporation or any of its affiliates; provided, however, that the foregoing shall not apply to any such merger, consolidation, sale or exchange, or issuance or delivery of stock or other securities which was approved by the affirmative vote of not less than eighty percent (80%) of the directors, nor shall it apply to any such transaction solely between the Company and another corporation fifty percent (50%) or more of the voting stock of which is owned by the Company. For the purposes hereof, an “affiliate” is any person (including a corporation, partnership, trust, estate or individual) who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise; and, in computing the percentage of outstanding voting stock beneficially owned by any person, the shares outstanding and the shares owned shall be determined as of the record date fixed to determine the shareholders entitled to vote or express consent with respect to such proposal. The shareholder vote, if any, required for mergers, consolidations, sales or exchanges of assets or issuances of stock or other securities not expressly provided for in these Articles of Incorporation, shall be such as may be required by applicable law. A “substantial part” of the corporation’s assets shall mean assets the book value of which constitutes more than twenty percent (20%) of the book value, or the fair market value of which constitutes more than twenty percent (20%) of the fair market value, of the total assets of the corporation and its subsidiaries taken as a whole.

(e)	The Board of Directors, when evaluating any offer of another party to (i) make a tender or exchange offer for any equity security of the Company, (ii) merge or consolidate the Company with another corporation, or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Company, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Company and its shareholders, give due consideration to (x) all relevant factors, including without limitation the social, legal, environmental and economic effects on the employees, customers, suppliers and other constituencies of the Company and its subsidiaries, on the communities and geographical areas in which the Company and its subsidiaries operate or are located and on any of the businesses and properties of the Company or any of its subsidiaries, as well as such other factors as the directors deem relevant, and (y) not only the consideration being offered, in relation to the then-current market price for the Company’s outstanding shares of capital stock, but also in relation to the then-current value of the Company in a freely negotiated transaction and in relation to the Board’s estimate of the future value of the Company (including the unrealized value of its properties and assets) as an independent going concern.

(f)	A director of the corporation shall not be personally liable to the corporation or any of its shareholders for monetary damages for breach of fiduciary duty as a director, provided

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that this provision shall not be deemed to eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct, or a knowing violation of law; (iii) imposed under Section 33-8-330 of the Act (improper distribution to shareholder); or (iv) for any transaction from which the director derived an improper personal benefit.
7.	The effective date of these Restated Articles of Incorporation shall be the date of acceptance for filing by the Secretary of State.

Date: August 15, 1997	ENTERPRISE COMPUTER SYSTEMS, INC.

By:

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CERTIFICATE
ACCOMPANYING RESTATED ARTICLES OF INCORPORATION
OF ENTERPRISE COMPUTER SYSTEMS, INC.
     Check either A or B, whichever is applicable; and if B applies, complete the additional information requested:
A.	☑	The attached restated articles of incorporation do not contain any amendments to the corporation’s articles of incorporation and have been duly approved by the corporation’s board of directors as authorized by § 33-10-107(a).

B.	☐	The attached restated articles of incorporation contain one or more amendments to the corporation’s articles of incorporation. Pursuant to Section 33-10-107(d)(2), the following information concerning the amendment(s) is hereby submitted:
1.	The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert “not applicable” or “NA”)

2.	Complete either a or b, whichever is applicable.
a.	☐	Amendment(s) adopted by shareholder action:

	Number of	Number of	Number of Votes	Number of Undisputed
Voting	Outstanding	Votes Entitled	Represented at	Share Voted
Group	Shares	to be Cast	the Meeting	For	Against

b.	☐	The Amendment(s) was duly adopted by unanimous action of the board of directors without shareholder approval pursuant to §33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code as amended, and shareholder action was not required.

Date: August 15, 1997	Enterprise Computer Systems, Inc.
By:
James R. Sobeck
President

1

FILING INSTRUCTIONS
1.	Two copies of this form, the original and either a duplicate original or a conformed copy, must be filed.

2.	If the space in this form is insufficient, please attach additional sheets containing a reference to the appropriate paragraph in this form and designating where the attachment is an addition to the text of the restated articles of incorporation (page 1) or the Certificate (page 2).

3.	The filing fee is $10.00 payable to the Secretary of State at the time this document is filed. If the restated articles of incorporation includes any amendment to the corporation’s articles of incorporation, a $100 filing tax must be paid in addition to the $10.00 filing fee.

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STATE OF SOUTH CAROLINA
SECRETARY OF STATE
ARTICLES OF MERGER
OR SHARE EXCHANGE
     Pursuant to §33-11-105 of the 1976 South Carolina Code, as amended, the undersigned as the surviving corporation in a merger or the acquiring corporation in a share exchange, as the case may be, hereby submits the following information:
1.	the name of the surviving or acquiring corporation is ECS, Inc.

2.	Attached hereto and made a part hereof is a copy of the Plan of Merger or Share Exchange (see §§33-11-101 (merger), 33-11-102 (share exchange), 33-11-104 (merger of subsidiary into parent), 33-11-107 (merger or share exchange with a foreign corporation), and 33-11-108 (merger of a parent corporation into one of its subsidiaries).

3.	Complete the following information to the extent it is relevant with respect to each corporation which is a party to the transaction:
(a)	Name of the corporation: ECS, Inc.

Complete either (1) or (2), whichever is applicable:
(1)	☑	Shareholder approval of the merger or stock exchange was not required (See §§33-11-103(h), 33-11-104(a), and 33-11-108(a)).

(2)	☐	The Plan of Merger or Share Exchange was duly approved by shareholders of the corporation as follows:

	Number of	Number of	Number of Votes	Number of Undisputed*
Voting	Outstanding	Votes Entitled	Represented at	Shares Voted
Group	Shares	to be Cast	the Meeting	For	Against

*NOTE: Pursuant to the Section 33-11-105(a)(3)(ii), the corporation can alternatively state the total number of undisputed shares cast for the amendment by each voting group together with a statement that the number cast for the amendment by each voting group was sufficient for approval by that voting group.
(b)	Name of the corporation: Enterprise Computer Systems, Inc.

Complete either (1) or (2), whichever is applicable:
(1)	☑	Shareholder approval of the merger or stock exchange was not required (See §§33-11-103(h), 33-11-104(a), and 33-11-108(a)).

(2)	☐	The Plan of Merger or Share Exchange was duly approved by shareholders of the corporation as follows:

	Number of	Number of	Number of Votes	Number of Undisputed*
Voting	Outstanding	Votes Entitled	Represented at	Shares Voted
Group	Shares	to be Cast	the Meeting	For	Against

*NOTE: Pursuant to the Section 33-11-105(a)(3)(ii), the corporation can alternatively state the total number of undisputed shares cast for the amendment by each voting group together with a statement that the number cast for the amendment by each voting group was sufficient for approval by that voting group.
4.	The effective date of this document shall be the date it is accepted for filing by the Secretary of State.

Date August 14, 1997	ECS, Inc.

(Name of the Surviving or Acquiring Corporation)

By:

(Signature and Office)

James R. Sobeck, President

(Type or Print Name and Office)
FILING INSTRUCTIONS
1.	Two copies of this form, the original and either a duplicate original or a conformed copy, must be filed.

2.	Filing Fees (payable to the Secretary of State at the time of filing of this document.)

Filing Fee	$10.00

Filing tax	100.00
3.	TWO COPIES OF THE PLAN OF MERGER OR SHARE EXCHANGE MUST BE FILED WITH THIS FORM AS AN ATTACHMENT.
Form Approved by South Carolina
Secretary of State 1/89

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PLAN OF MERGER
OF
ENTERPRISE COMPUTER SYSTEMS, INC.
WITH AND INTO
ECS, INC.
     Pursuant to this Plan of Merger (the “Plan of Merger”), ENTERPRISE COMPUTER SYSTEMS, INC. (“Enterprise”), a corporation existing under the laws of the State of South Carolina. shall be merged with and into ECS, INC. (“ECS”), a corporation existing under the laws of the State of South Carolina. Enterprise is a wholly owned subsidiary of ECS, Inc.
ARTICLE I.   DEFINITIONS
     The capitalized terms set forth below shall have the following meanings:
     1.1 “Articles of Merger” shall mean the Articles of Merger to be executed by ECS and in a form appropriate for filing with the Secretary of State of South Carolina, and relating to the effective consummation of the Merger as contemplated by the Plan of Merger.
     1.2 “Merger Consideration” the outstanding shares of common stock of Enterprise, all of which are owned by ECS, shall be canceled without payment of any consideration.
     1.3 “Effective Time” shall mean the date and time which the Merger becomes effective as more particularly set forth in Section 2.2 hereof.
     1.4 “Merger” shall mean the merger of Enterprise with and into ECS as more particularly set forth herein.
     1.5 “Surviving Corporation” shall mean ECS after consummation of the Merger.
ARTICLE II. THE MERGER
     2.1 Merger. In accordance with all applicable laws and regulations, at the Effective Time, Enterprise shall be merged with and into ECS. ECS shall be the Surviving Corporation of the Merger and shall continue to be governed by the laws of the State of South Carolina.
     2.2 Effective Time. The Merger shall become effective on the date and at the time specified in the Articles of Merger, and in the form to be filed with the Secretary of State of the State of South Carolina as applicable.
     2.3 Capitalization. The number of authorized shares of capital stock of the Surviving Corporation shall be the same as immediately prior to the Merger.
     2.4 Articles of Incorporation. The Articles of Incorporation of ECS as in effect at the Effective Time shall be and remain the Articles of Incorporation of the Surviving Corporation.
     2.5 Bylaws. The bylaws of ECS as in effect at the Effective Time shall continue in full force and effect as the bylaws of the Surviving Corporation until otherwise amended as provided by law or by such bylaws.

     2.6 Properties and Liabilities of Enterprise and ECS. At the Effective Time, the separate existence and corporate organization of Enterprise shall cease, and ECS shall thereupon and thereafter, to the extent consistent with its Articles of Incorporation and the changes, if any, provided by the Merger, possess all the rights, privileges, immunities, liabilities and franchises of a public as well as a private nature, of Enterprise without further act or deed.
     2.7 Directors and Officers. The Directors and Officers of ECS who serve immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation.
ARTICLE III.   MANNER OF CONVERTING SHARES
     3.1 Enterprise Common Stock. Each share of Enterprise Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled upon the books of ECS and no consideration shall be issued or given in exchange therefor.
     3.2 Treasury Shares. Any and all shares of Enterprise Common Stock held as treasury shares by Enterprise shall be canceled and retired at the Effective Time, and no consideration shall be issued or given in exchange therefor.
ARTICLE IV.  CONDITIONS TO MERGER
     4.1 There are no conditions precedent to the consummation of the Merger.
Dated as of this 14th day of August, 1997.

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STATE OF SOUTH CAROLINA
SECRETARY OF STATE
ARTICLES OF MERGER
OR SHARE EXCHANGE
TYPE OR PRINT CLEARLY IN BLACK INK
Pursuant to Section 33-11-105 of the 1976 South Carolina Code of Laws, as amended, the undersigned as the surviving corporation in a merger or the acquiring corporation in a share exchange, as the case may be, hereby submits the following information.
1.	The name of the surviving or acquiring operation is Enterprise Computer Systems, Inc.

2.	Attached hereto and made a part hereof is a copy of the Plan of Merger or Share Exchange (see Sections 33-11-101 (merger) 33-11-102 (share exchange), 33-11-104 (merger of subsidiary into parent) 33-11-107 (merger or share exchange with a foreign corporation), and 33-11-108 (merger of a parent corporation into one of its subsidiaries) of the 1976 South Carolina Code of Laws, as amended). See the attached Exhibit “A”

3.	Complete the following information to the extent it is relevant with respect to each corporation which is a party to the transaction.
(a)	Name of the corporation ECS Acquisition Corp.

Complete either (1) or (2), whichever is applicable.
(1)	☑	Shareholder approval of the merger or stock exchange was not required (See Sections 33-11-103(h), 33-11-104(a), and 33-11-108(a) of the 1976 South Carolina Code of Laws, as amended).

(2)	☐	The Plan of Merger or Share Exchange was duly approved by shareholders of the corporation as follows:

	Number of	Number of	Number of Votes	Number of Undisputed*
Voting	Outstanding	Votes Entitled	Represented at the	Shares Voted
Group	Shares	to be Cast	Meeting	For	or	Against
100
Common	100	100	(written consent)	100		0
*NOTE:	Pursuant to Section 33-11-105(a)(3)(ii) of the 1976 South Carolina Code of Laws, as amended, the corporation can alternatively state the total number of undisputed shares cast for the amendment by each voting group together with a statement that the number cast for the amendment by each voting group was sufficient for approval by that voting group.
(b)	Name of the corporation Enterprise Computer systems, Inc..

Complete either (1) or (2), whichever is applicable.

(1)	☐	Shareholder approval of the merger or stock exchange was not required (See Sections 33-11-103(h), 33-11-104(a), and 33-11-108(a) of the 1976 South Carolina Code of Laws, as amended).

(2)	☑	The Plan of Merger or Share Exchange was duly approved by shareholders of the corporation as follows:

	Number of	Number of	Number of Votes	Number of Undisputed*
Voting	Outstanding	Votes Entitled	Represented at the	Shares Voted
Group	Shares	to be Cast	Meeting	For	or	Against
Common	11,964,661	11,964,661	10,392,534	10,196,673		11,551

Enterprises Computer Systems, Inc.
Name of Corporation
*NOTE:	Pursuant to Section 33-11-105(a)(3)(ii) of the 1976 South Carolina Code of Laws, as amended, the corporation can alternatively state the total number of undisputed shares cast for the amendment by each voting group together with a statement that the number cast for the amendment by each voting group was sufficient for approval by that voting group.
4.	Unless a delayed date is specified, the effective date of this document shall be the date that is accepted for filing by the Secretary of State (See Section 33-1-230(b) of the 1976 South Carolina Code of Laws):

Date: June 6, 1997	Enterprise Computer Systems, Inc.

(Name of the Surviving or Acquiring Corporation)

By:

(Signature and Office)

James V. Twining, President

(Type or Print Name and Office)
FILING INSTRUCTIONS
1.	Two copies of this form, the original and either a duplicate original or a conformed copy, must be filed.

2.	Filing fees (payable to the Secretary of State at the time of filing of this document)

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Filing Fee	$10.00
Filing Tax	$100.00

Total	$110.00
3.	TWO COPIES OF THE PLAN OF MERGER OR SHARE EXCHANGE MUST BE FILED WITH THIS FORM AS AN ATTACHMENT.

Return to:	Secretary of State PO Box 11350 Columbia, SC 29211
Form Revised by South Carolina
Secretary of State, January 2000

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AGREEMENT AND PLAN OF MERGER
          THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”) dated this 17th day of April, 2003, by and between ECS Acquisition Corp. (“EAC”), a South Carolina corporation, and Enterprise Computer Systems, Inc. (“ECS”), a South Carolina corporation.
          WHEREAS, the Boards of Directors of EAC and ECS have adopted this Agreement via unanimous consent and recommended to the Shareholders of EAC and ECS that the Agreement be approved; and,
          WHEREAS, the requisite number of Shareholders of EAC and ECS have approved this Agreement;
          NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties, and agreements herein contained, the parties hereto agree as follows:
ARTICLE I — THE MERGER
          Section 1.1 Merging and Surviving Corporations. The names of the corporations planning to merge in this merger are “ECS Acquisition Corp.” and “Enterprise Computer Systems, Inc.” The name of the surviving corporation into which the other corporation plans to merge in this merger is “Enterprise Computer Systems, Inc.”
          Section 1.2 The Merger. At the Effective Time (as defined in Section 1.4) and in accordance with the provisions of this Agreement, (a) EAC shall be merged into ECS and the separate corporate existence of EAC shall cease; and, (b) ECS shall be the surviving corporation and shall continue its corporate existence under the laws of the State of South Carolina.
          Section 1.3 Surviving Liabilities. From and after the Effective Time, all debts, liabilities, duties, and obligations of EAC, whether under any agreement or otherwise, shall thenceforth attach to and be expressly assumed by ECS and may thereafter be enforced against ECS to the same extent as if said debts, liabilities, duties, and obligations had been incurred or contracted by ECS.
          Section 1.4 Effective Time. The merger of EAC with and into ECS shall become effective upon the latest to occur of (a) the filing of Articles of Merger with the South Carolina Secretary of State; or (b) the latest effective date stated in such Articles of Merger. The date and time when the merger shall become effective are herein referred to as the “Effective Time.”
          Section 1.5 Articles of Incorporation and Bylaws. The Articles of Incorporation of ECS, as in effect at the Effective Time, shall continue in effect until thereafter amended as therein provided and in accordance with applicable law. At the Effective Time, the Bylaws of EAC, as in effect immediately prior to the Effective Time, shall be adopted by and shall become the Bylaws of ECS, and such Bylaws shall continue in effect as the Bylaws of ECS until amended as therein provided and in accordance with applicable law.

          Section 1.6 Directors and Officers.
          a. Directors. The directors of EAC immediately prior to the Effective Time shall become the initial directors of ECS, each to hold office in accordance with the Articles of Incorporation and Bylaws of ECS.
          b. Officers. The officers of EAC immediately prior to the Effective Time shall be the initial officers of ECS (retaining their respective offices), each to hold office in accordance with the Articles of Incorporation and Bylaws of ECS.
ARTICLE II — STATUS AND CONVERSION OF SECURITIES
          Section 2.1 Common Stock. At the Effective Time, by virtue of the merger and without any action on the part of the holders thereof:
          a. Each share of common stock of ECS outstanding immediately before the Effective Time shall be retired and canceled; and
          b. Each share of common stock of EAC outstanding immediately before the Effective Time shall be converted into one share of common stock of ECS.
          Section 2.2 Stock Certificates. After the Effective Time, the holders of the certificates representing shares of EAC common stock shall surrender the certificates to ECS, and upon such surrender ECS shall issue to such holders a certificate representing its shares of voting common stock of ECS. Until so surrendered and exchanged, the outstanding certificates representing the 100 shares of EAC common stock may be treated by ECS for all corporate purposes as evidencing the ownership of shares of ECS voting common stock as though the surrender and exchange had taken place.
          IN WITNESS WHEREOF, EAC and ECS have caused this Agreement to be executed and delivered by its duly authorized officer as of the date first written above.

ECS Acquisition Corp.

By:

Its:

Enterprise Computer Systems, Inc.

By:

Its:

2

STATE OF SOUTH CAROLINA
SECRETARY OF STATE
NOTICE OF CHANGE OF REGISTERED OFFICE
OR REGISTERED AGENT OR BOTH
OF A SOUTH CAROLINA
OR FOREIGN CORPORATION
TYPE OR PRINT CLEARLY IN BLACK INK
Pursuant to Sections 33-5-102 and 33-15-108 of the 1976 South Carolina Code of Laws, as amended, the undersigned corporation submits the following information.
1.	The name of the corporation is Enterprise Computer Systems, Inc.

2.	The corporation is (complete either a or b, whichever is applicable):
a.	a domestic corporation incorporated in South Carolina on August 3, 1978; or

b.	a foreign corporation incorporated in on ,
State         Date
authorized to do business in South Carolina on .
Date
3.	The street address of the present registered office in South Carolina is One Independence Pointe
Street & Number
in the city of Greenville, South Carolina 29615.
Zip Code
4.	If the current registered office is to be changed, the street address to which its registered office is to be changed is 5000 Thurmond Mall Boulevard in the city of Columbia South Carolina 29201
Zip Code
5.	The name of the present registered agent is James R. Sobeck

6.	If the current registered agent is to be changed, the name of the successor registered agent is Corporation Service Company
*	I hereby consent to the appointment as registered agent of the corporation:

By:	/s/ Cynthia L. Harris
Signature of New Registered Agent

7.	The address of the registered office and the address of the business office of the registered agent, as changed, will be identical.

8.	Unless a delayed date is specified, this will be effective upon acceptance for filing by the Secretary of State (See Section 33-1-230(b) of the 1976 South Carolina Code of Laws, as amended .

*	Pursuant to Section 33-5-102(5) and 33-5-108(5) of the 1976 South Carolina Code of Laws, as amended, the written consent of the registered agent may be attached to this form.

Enterprise Computer Systems, Inc.

Name of the Corporation

Enterprise Computer Systems, Inc.

Name of the Corporation

Date April 7, 2005	Signature

Richard W. Rew, II, Secretary

Type or Print Name and Title
Filing Instructions
1.	Two copies of this form, the original and either a duplicate original or a conformed copy must be filed.

2.	Filing Fee (payable to the Secretary of State at the time of filing this document) — $10.00

3.	Pursuant to Section 33-5-102(b) of the 1976 South Carolina Code of Laws, as amended, the registered agent can file this when the only change is the street address of the registered office. In this situation, the following statement should be typed on the form above the registered agent’s signature: “The corporation has been notified of this change.” In this case the filing fee is $20.00.

Return to:	Secretary of State
P.O. Box 11350
Columbia S.C. 29211
Form Revised by South Carolina
Secretary of State, January 2000

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